Exhibit 99.1
Capri Holdings Limited Announces Second Quarter Fiscal 2021 Results
Revenue and Earnings Exceed Expectations
London — November 5, 2020 — Capri Holdings Limited (NYSE:CPRI), a global fashion luxury group, today announced its financial results for the second quarter of fiscal 2021 ended September 26, 2020.
Second Quarter Fiscal 2021 Highlights
•Revenue decline of 23.0%, a significant improvement from the first quarter
•E-commerce sales improved sequentially, increasing approximately 60%
•Positive sales in Mainland China across all luxury houses
•Positive global retail sales at Versace for the three months ended September
•Adjusted gross margin expansion of 220 basis points versus prior year
•Adjusted operating margin expansion of 240 basis points versus prior year
•Adjusted earnings per share of $0.90

John D. Idol, the Company’s Chairman and Chief Executive Officer, said, "The COVID-19 pandemic continues to profoundly impact the entire world. My thoughts and prayers go out to all those who have been affected by the virus and to everyone on the front lines who are tirelessly helping combat this pandemic. At Capri Holdings, we are prioritizing the health and safety of our employees, customers and communities. I want to thank our teams around the world for the hard work and dedication they demonstrate every day to support each other and their communities during this unprecedented time."

Mr. Idol continued, "We were pleased with our second quarter results, with revenue and earnings surpassing our expectations. Our performance demonstrates the power and desirability of the Versace, Jimmy Choo and Michael Kors brands. Through creativity and innovation, our luxury houses inspire excitement and passion, creating an emotional connection with our consumers. We are also attracting new consumers to each of our luxury houses as evidenced by the double digit increase in our consumer databases."

Mr. Idol concluded, "As the world continues to emerge from this crisis, we are increasingly optimistic about the outlook for the fashion luxury industry and Capri Holdings. We have an incredible portfolio of luxury houses, each with their rich heritage, exclusive DNA and strong brand loyalty. We are uniquely positioned to drive multiple years of strong growth as we continue to execute on our strategic initiatives."

Second Quarter Fiscal 2021 Results
Financial Results and non-GAAP Reconciliation
The company’s results are reported in this press release in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") and on an adjusted, non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release. Due to the current and ongoing impact of the COVID-19 pandemic, the company will not be providing comparable store sales results. The company believes the most comprehensive measure of performance in this environment is total revenues compared to the same period in the prior year.
Overview of Capri Holdings Second Quarter Fiscal 2021 Results:
•Total revenue of $1.1 billion decreased 23.0% compared to last year. On a constant currency basis, total revenue decreased 24.6%.
•Gross profit was $710 million and gross margin was 64.0%, compared to $874 million and 60.6% in the prior year. Adjusted gross profit was $701 million and adjusted gross margin was 63.2%, compared to $879 million and 61.0% in the prior year.
•Income from operations was $153 million and operating margin was 13.8% compared to $75 million and 5.2% in the prior year. Adjusted income from operations was $182 million and operating margin was 16.4%, compared to $202 million and 14.0% in the prior year.
•Net income was $122 million, or $0.81 per diluted share compared to $73 million, or $0.47 per diluted share in the prior year. Adjusted net income was $137 million, or $0.90 per diluted share, compared to $177 million or $1.16 per diluted share in the prior year.
•Net inventory at September 26, 2020 was $930 million, a 13% decrease compared to the prior year.
Versace Second Quarter Fiscal 2021 Results:
•Versace revenue of $195 million decreased 14.5% compared to the prior year. On a constant currency basis, total revenue decreased 18.9%.
•Versace operating income was $20 million and operating margin was 10.3% compared to $9 million and 3.9% in the prior year. Last year, adjusted operating income was $14 million and adjusted operating margin was 6.1%.
Jimmy Choo Second Quarter Fiscal 2021 Results:
•Jimmy Choo revenue of $122 million decreased 2.4% compared to the prior. On a constant currency basis, total revenue decreased 6.4%.
•Jimmy Choo operating income was break even, compared to an operating loss of $10 million and operating margin of (8.0)% in the prior year.
Michael Kors Second Quarter Fiscal 2021 Results:
•Michael Kors revenue of $793 million decreased 27.2% compared to the prior year. On a constant currency basis, total revenue decreased 27.9%.
•Michael Kors operating income was $190 million and operating margin was 24.0%, compared to $222 million and 20.4% in the prior year.
Fiscal Year 2021 Outlook
The company is not providing annual earnings guidance for fiscal year 2021 due to the lack of visibility surrounding the progression of the pandemic, macroeconomic fundamentals, and tourism flows.

Conference Call Information
A conference call to discuss second quarter fiscal 2021 results is scheduled for today, November 5, 2020 at 8:30 a.m. ET. A live webcast of the conference call will be available on the Company’s website, www.capriholdings.com. In addition, a replay will be available shortly after the conclusion of the call and remain available until November 12, 2020. To access the telephone replay, listeners should dial 1-844-512-2921 or 1-412-317-6671 for international callers. The access code for the replay is 10011575. A replay of the webcast will also be available within two hours of the conclusion of the call.
Upcoming Event
John D. Idol, Chairman and Chief Executive Officer, and Thomas J. Edwards, Executive Vice President, Chief Financial Officer and Chief Operating Officer, will be participating in a fireside chat at the JP Morgan Virtual Global Consumer, Retail & Luxury Conference held virtually, on Thursday, November 12, 2020 at 10:00 AM Eastern Time. The presentation will be webcast live on the Company’s Investor Relations website, www.capriholdings.com. An archived replay will be available approximately one hour after the conclusion of the live event.
Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global company, foreign currency exchange rates may have a significant effect on our reported results. We calculate constant currency measures and the related foreign currency impacts by translating the current year’s reported amounts into comparable amounts using prior year’s foreign exchange rates for each currency. All constant currency performance measures discussed below should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with U.S. GAAP. Additionally, this earnings release includes certain non-GAAP financial measures that exclude certain costs associated with COVID-19 related charges, long-lived asset impairments, ERP implementation costs, Capri transformation costs, restructuring and other charges. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding these items helps its management and investors compare operating performance based on its ongoing operations. While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.
About Capri Holdings Limited
Capri Holdings Limited is a global fashion luxury group, consisting of iconic brands that are industry leaders in design, style and craftsmanship. Its brands cover the full spectrum of fashion luxury categories including women’s and men’s accessories, footwear and ready-to-wear as well as wearable technology, watches, jewelry, eyewear and a full line of fragrance products. The Company’s goal is to continue to extend the global reach of its brands while ensuring that they maintain their independence and exclusive DNA. Capri Holdings Limited is publicly listed on the New York Stock Exchange under the ticker CPRI.
Forward Looking Statements
This press release contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Capri Holdings Limited (the “Company”) about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included herein, may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “plans”, “believes”, “expects”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “might” or similar words or phrases, are forward-looking statements. These forward-looking statements are not guarantees of future financial performance. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions, which could cause actual results to differ materially from those projected or implied in any forward-looking statements. These risks, uncertainties and other factors include the effect of the COVID-19 pandemic and its potential material and significant impact on the Company’s future financial and operational results if retail stores are forced to close again and the pandemic is prolonged, including that our estimates could materially differ if the severity of the COVID-19 situation worsens, the length and severity of such outbreak across the globe and the pace of recovery following the COVID-19 pandemic, levels of cash flow and future availability of credit, compliance with restrictive covenants under the Company’s credit agreement, the Company’s ability to integrate successfully and to achieve anticipated benefits of any acquisition; the risk of disruptions to the Company’s businesses; the negative effects of events on the market price of the Company’s ordinary shares and its operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the Company’s businesses; fluctuations in demand for the Company’s products; levels of indebtedness (including the indebtedness incurred in connection with acquisitions); the timing and scope of future share buybacks, which may be made in open market or privately negotiated transactions, and are subject to market conditions, applicable legal requirements, trading restrictions under the Company’s insider trading policy and other relevant factors, and which share repurchases may be suspended or discontinued at any time, the level of other investing activities and uses of cash; changes in consumer traffic and retail trends; loss of market share and industry competition; fluctuations in the capital markets; fluctuations in interest and exchange rates; the occurrence of unforeseen epidemics and pandemics, disasters or catastrophes; political or economic instability in principal markets; adverse outcomes in litigation; and general, local and global economic, political, business and market conditions, as well as those risks set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2020 (File No. 001-35368). Any forward-looking statement in this press release speaks only as of the date made and the Company disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.
CONTACTS:
Investor Relations:
Jennifer Davis
(201) 514-8234
Jennifer.Davis@CapriHoldings.com
Media:
Dinesh Kandiah
(917) 934-2427
Press@CapriHoldings.com

SCHEDULE 1
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Total revenue	$1,110	$1,442	$1,561	$2,788
Cost of goods sold	400	568	549	1,080
Gross profit	710	874	1,012	1,708
Total operating expenses	557	799	1,021	1,569
Income (Loss) from operations	153	75	(9)	139
Other income, net	—	(1)	(1)	(3)
Interest expense, net	12	3	29	16
Foreign currency (gain) loss	—	4	(3)	6
Income (loss) before provision for income taxes	141	69	(34)	120
Provision for (benefit from) income taxes	20	(4)	25	2
Net income (loss)	121	73	(59)	118
Less: Net loss attributable to noncontrolling interests	(1)	—	(1)	—
Net income (loss) attributable to Capri	$122	$73	$(58)	$118
Weighted average ordinary shares outstanding:
Basic	150,492,275	151,602,502	150,024,293	151,326,037
Diluted	151,677,242	152,576,283	150,024,293	152,455,218
Net income (loss) per ordinary share:
Basic	$0.81	$0.48	$(0.39)	$0.78
Diluted	$0.81	$0.47	$(0.39)	$0.77

SCHEDULE 2
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	September 26, 2020	March 28, 2020	September 28, 2019
Assets
Current assets
Cash and cash equivalents	$238	$592	$179
Receivables, net	344	308	368
Inventories, net	930	827	1,073
Prepaid expenses and other current assets	122	167	275
Total current assets	1,634	1,894	1,895
Property and equipment, net	530	561	589
Operating lease right-of-use assets	1,677	1,625	1,671
Intangible assets, net	2,024	1,986	2,171
Goodwill	1,539	1,488	1,598
Deferred tax assets	226	225	160
Other assets	173	167	309
Total assets	$7,803	$7,946	$8,393
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$558	$428	$390
Accrued payroll and payroll related expenses	92	93	97
Accrued income taxes	39	42	27
Current operating lease liabilities	439	430	403
Short-term debt	200	167	603
Accrued expenses and other current liabilities	253	241	283
Total current liabilities	1,581	1,401	1,803
Long-term operating lease liabilities	1,772	1,758	1,766
Deferred tax liabilities	483	465	440
Long-term debt	1,581	2,012	1,796
Other long-term liabilities	187	142	176
Total liabilities	5,604	5,778	5,981
Commitments and contingencies
Redeemable noncontrolling interest	—	—	4
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 218,563,307 shares issued and 150,621,274 outstanding at September 26, 2020; 217,320,010 shares issued and 149,425,612 outstanding at March 28, 2020 and 216,815,137 shares issued and 151,633,281 outstanding at September 28, 2019	—	—	—
Treasury shares, at cost 67,942,033 shares at September 26, 2020, 67,894,398 shares at March 28, 2020 and 65,181,856 shares at September 28, 2019	(3,326)	(3,325)	(3,225)
Additional paid-in capital	1,126	1,085	1,060
Accumulated other comprehensive income (loss)	125	75	(103)
Retained earnings	4,274	4,332	4,673
Total shareholders’ equity of Capri	2,199	2,167	2,405
Noncontrolling interest	—	1	3
Total shareholders’ equity	2,199	2,168	2,408
Total liabilities and shareholders’ equity	$7,803	$7,946	$8,393

SCHEDULE 3
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

		Three Months Ended		Six Months Ended
		September 26, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Revenue by Segment and Region:
Versace	The Americas	$60	$48	$75	$92
	EMEA	80	121	107	213
	Asia	55	59	106	130
Versace Revenue		195	228	288	435

Jimmy Choo	The Americas	33	21	39	51
	EMEA	46	64	62	143
	Asia	43	40	72	89
Jimmy Choo Revenue		122	125	173	283

Michael Kors	The Americas	494	733	650	1,388
	EMEA	185	224	264	413
	Asia	114	132	186	269
Michael Kors Revenue		793	1,089	1,100	2,070

Total Revenue		$1,110	$1,442	$1,561	$2,788

Income (loss) from Operations:
Versace		$20	$9	$(21)	$6
Jimmy Choo		—	(10)	(29)	1
Michael Kors		190	222	142	423
Total segment income from operations		210	221	92	430
Less: Corporate expenses		(30)	(35)	(61)	(68)
Restructuring and other charges		(9)	(7)	(17)	(22)
Impairment of assets		(20)	(104)	(20)	(201)
COVID-19 related charges		2	—	(3)	—
Total Income (Loss) from Operations		$153	$75	$(9)	$139

Operating Margin:
Versace		10.3%	3.9%	(7.3)%	1.4%
Jimmy Choo		—%	(8.0)%	(16.8)%	0.4%
Michael Kors		24.0%	20.4%	12.9%	20.4%
Capri Operating Margin		13.8%	5.2%	(0.6)%	5.0%

SCHEDULE 4
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
SUPPLEMENTAL RETAIL STORE INFORMATION
(Unaudited)

	As of
Retail Store Information:	September 26, 2020	September 28, 2019
Versace	206	198
Jimmy Choo	227	216
Michael Kors	828	850
Total number of retail stores	1,261	1,264

SCHEDULE 5
CAPRI HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
(In millions)
(Unaudited)

	Three Months Ended		% Change
	September 26, 2020	September 28, 2019	As Reported	Constant Currency
Total revenue:
Versace	195	$228	(14.5)%	(18.9)%
Jimmy Choo	122	125	(2.4)%	(6.4)%
Michael Kors	793	1,089	(27.2)%	(27.9)%
Total revenue	$1,110	$1,442	(23.0)%	(24.6)%

	Six Months Ended		% Change
	September 26, 2020	September 28, 2019	As Reported	Constant Currency
Total revenue:
Versace	$288	$435	(33.8)%	(35.6)%
Jimmy Choo	173	283	(38.9)%	(40.6)%
Michael Kors	1,100	2,070	(46.9)%	(47.1)%
Total revenue	$1,561	$2,788	(44.0)%	(44.7)%

SCHEDULE 6

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended September 26, 2020
	As Reported	Impairment Charges	Restructuring and Other Charges (1)	COVID-19 Related Charges	Capri Transformation	As Adjusted
Gross profit	$710	$—	$—	$(9)	$—	$701

Operating expenses	$557	$(20)	$(9)	$(7)	$(2)	$519

Total income (loss) from operations	$153	$20	$9	$(2)	$2	$182

Income (loss) before provision for income taxes	$141	$20	$9	$(2)	$2	$170
Provision for income taxes	$20	$9	$4	$—	$1	$34
Net income (loss) attributable to Capri	$122	$11	$5	$(2)	$1	$137
Diluted net income (loss) per ordinary share - Capri	$0.81	$0.07	$0.03	$(0.02)	$0.01	$0.90
______________________
(1)Includes store closure costs which have been incorporated into the Capri Retail Store Optimization Program and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l. and Jimmy Choo Group Limited.

SCHEDULE 7

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Six Months Ended September 26, 2020
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	COVID-19 Related Charges	Capri Transformation	ERP Implementation	As Adjusted
Gross profit	$1,012	$—	$—	$(8)	$—	$—	$1,004

Operating expenses	$1,021	$(20)	$(17)	$(11)	$(2)	$(2)	$969

Total (loss) income from operations	$(9)	$20	$17	$3	$2	$2	$35

(Loss) income before provision for income taxes	$(34)	$20	$17	$3	$2	$2	$10
Provision for (benefit from) income taxes	$25	$9	$(1)	$(3)	$1	$(1)	$30
Net (loss) income attributable to Capri	$(58)	$11	$18	$6	$1	$3	$(19)
Diluted net (loss) income per ordinary share - Capri	$(0.39)	$0.07	$0.12	$0.04	$0.01	$0.02	$(0.13)
______________________
(1)Includes store closure costs recorded in connection with the Michael Kors Retail Fleet Optimization Plan and other restructuring initiatives, and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l. and Jimmy Choo Group Limited.

SCHEDULE 8

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended September 28, 2019
	As Reported	Impairment Charges	Restructuring and Other Charges (1)	Inventory Step-up Adjustment	ERP Implementation	Capri Transformation	Acquisition Foreign Currency Effects	As Adjusted
Gross profit	$874	$—	$—	$5	$—	$—	$—	$879

Operating expenses	$799	$(104)	$(7)	$—	$(9)	$(2)	$—	$677

Versace operating income	$9	$—	$—	$5	$—	$—	$—	$14
Total income from operations	$75	$104	$7	$5	$9	$2	$—	$202

Foreign currency loss (gain)	$4	$—	$—	$—	$—	$—	$(1)	$3
Income before provision for income taxes	$69	$104	$7	$5	$9	$2	$1	$197
(Benefit from) provision for income taxes	$(4)	$18	$2	$1	$2	$1	$—	$20
Net income attributable to Capri	$73	$86	$5	$4	$7	$1	$1	$177
Diluted net income per ordinary share - Capri	$0.47	$0.56	$0.03	$0.03	$0.05	$0.01	$0.01	$1.16
______________________
(1)Includes store closure costs recorded in connection with the Michael Kors Retail Fleet Optimization Plan and other restructuring initiatives, and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l and Jimmy Choo Group Limited.

SCHEDULE 9

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except share and per share data)
(Unaudited)

	Six Months Ended September 28, 2019
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	Inventory Step-up Adjustment	ERP Implementation	Capri Transformation	Acquisition Foreign Currency Effects	As Adjusted
Gross profit	$1,708	$—	$—	$11	$—	$—	$—	$1,719

Total operating expenses	$1,569	$(201)	$(22)	$—	$(17)	$(2)	$—	$1,327

Versace operating income	$6	$—	$—	$11	$—	$—	$—	$17
Total income from operations	$139	$201	$22	$11	$17	$2	$—	$392

Foreign currency loss (gain)	$6	$—	$—	$—	$—	$—	$(1)	$5
Income before provision for income taxes	$120	$201	$22	$11	$17	$2	$1	$374
Provision for income taxes	$2	$37	$5	$3	$4	$1	$—	$52
Net income attributable to Capri	$118	$164	$17	$8	$13	$1	$1	$322
Weighted average diluted ordinary shares outstanding	152,455,218	—	—	—	—	—	—	152,455,218
Diluted net income per ordinary share - Capri	$0.77	$1.08	$0.11	$0.05	$0.08	$0.01	$0.01	$2.11
______________________
(1)Includes store closure costs recorded in connection with the Michael Kors Retail Fleet Optimization Plan and other restructuring initiatives, and other costs recorded in connection with the acquisitions of Gianni Versace S.r.l and Jimmy Choo Group Limited.